As filed with the Securities and Exchange Commission on December 7, 2015

Registration No. 333-138515

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

_______________________

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2187059
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

601 West 26th Street

New York, New York 10001

(Address of principal executive office and Zip Code)

__________________

Gary Klein

Chief Financial Officer

c/o Sequential Brands Group, Inc.

5 Bryant Park, 30th Floor

New York, NY 10018

(Name and address of agent for service)

(646) 564-2577

(Telephone Number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a small reporting company)	Smaller reporting company ☐

This Post-Effective Amendment to the Registration Statement on Form S-3 listed above shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE

Effective December 4, 2015, pursuant to the Agreement and Plan of Merger among SQBG, Inc. (formerly known as Sequential Brands Group, Inc.), a Delaware corporation ( “SQBG”), Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Registrant”), Sequential Brands Group, Inc. (formerly known as Singer Madeline Holdings, Inc.), a Delaware corporation (“Sequential”), Madeline Merger Sub., Inc., a Delaware corporation and wholly owned subsidiary of Sequential (“Madeline Merger Sub”), and Singer Merger Sub., Inc., a Delaware corporation and wholly owned subsidiary of Sequential (“Singer Merger Sub” and, together with the Madeline Merger Sub, the “Merger Subs”), dated as of June 22, 2015 (the “Merger Agreement”), Madeline Merger Sub merged with and into the Registrant (the “MSLO Merger”), with the Registrant continuing as the surviving corporation of the MSLO Merger and a wholly owned subsidiary of Sequential. Substantially concurrently with the MSLO Merger, Singer Merger Sub merged with and into SQBG (the “SQBG Merger” and together with the MSLO Merger, the “Mergers”), with SQBG continuing as the surviving corporation of the SQBG Merger and a wholly owned subsidiary of Sequential.

In connection with the Mergers, Registrant has terminated all offerings of its securities pursuant to the Registration Statement on Form S-3 (File No. 333-138515), as amended (the “Registration Statement”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of deregistering any and all securities registered under the Registration Statement that remain unsold. The Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration all securities of the Registrant registered but unsold under the Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 7, 2015.

Martha Stewart Living Omnimedia, Inc.

/s/ Gary Klein
By: Gary Klein
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Yehuda Shmidman	Director and Chief Executive Officer	December 7, 2015
Yehuda Shmidman	(Principal Executive Officer)

/s/ Gary Klein	Director and Chief Financial Officer	December 7, 2015
Gary Klein	(Principal Financial and Accounting Officer)